Exhibit 1.3

SALES AGENCY FINANCING AGREEMENT

Sales Agency Financing Agreement (this “Agreement”), dated as of January 10, 2017 between BRANDYWINE REALTY TRUST, a Maryland real estate investment trust (the “Company”) and BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Operating Partnership”), and Jefferies LLC, a registered broker-dealer organized under the laws of Delaware (the “Agent”).

W I T N E S S E T H:

WHEREAS, the Company has authorized and proposes to issue and sell in the manner contemplated by this Agreement up to 16,000,000 Common Shares (as defined herein) upon the terms and subject to the conditions contained herein;

WHEREAS, the Agent has been appointed by the Company as its agent to sell the Common Shares and agrees to use its commercially reasonable efforts to sell the Common Shares offered by the Company upon the terms and subject to the conditions contained herein; and

WHEREAS, the Company has also entered into sales agency financing agreements (each, an “Alternative Sales Agency Agreement”), each dated of even date herewith, with each of Barclays Capital Market Inc., RBC Capital Markets, LLC and BNY Mellon Capital Markets, LLC (each, an “Alternative Sales Agent”), for the issuance and sale from time to time through the Alternative Sales Agents of Common Shares on the terms set forth in the Alternative Sales Agency Agreements. This Agreement and the Alternative Sales Agency Agreements are collectively referred to herein as the “Sales Agency Agreements.” The aggregate number of Common Shares to be issued and sold pursuant to the Sales Agency Agreements shall not exceed the Maximum Program Amount (as defined herein);

NOW THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Certain Definitions. For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

“Actual Sold Amount” means the number of Issuance Shares that the Agent has sold during the Selling Period.

“Affiliate” means, with respect to a Person, another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first-mentioned Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Alternative Sales Agency Agreement” has the meaning set forth in the Recitals.

“Alternative Sales Agents” has the meaning set forth in the Recitals.

“Applicable Time” means the time of sale of any Common Shares pursuant to this Agreement.

“Closing” has the meaning set forth in Section 2.02.

“Closing Date” means the date on which the Closing occurs.

“Comfort Letter Request Date” has the meaning set forth in Section 4.08.

“Commission” means the U.S. Securities and Exchange Commission.

“Commitment Period” means the period commencing on the date of this Agreement and expiring on the earliest to occur of (x) the date on which the Agent and the Alternative Sales Agents in the aggregate shall have sold the Maximum Program Amount pursuant to the Sales Agency Agreements, (y) the date on which this Agreement is terminated pursuant to Article VII and (z) the third anniversary of the date of this Agreement.

“Common Shares” means Common Shares of Beneficial Interest issued or issuable pursuant to the Sales Agency Agreements.

“Common Shares of Beneficial Interest” means the common shares of beneficial interest, $0.01 par value per share, of the Company.

“Controlling Persons” has the meaning set forth in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Floor Price” means the minimum price per share set by the Company in the Issuance Notice below which the Agent shall not sell Common Shares during the Selling Period, which may be adjusted by the Company at any time during the Selling Period and which in no event shall be less than $1.00 without prior written consent of the Agent, which may be withheld in the Agent’s sole discretion.

“General Disclosure Package” has the meaning set forth in Section 3.02.

“Indemnified Party” has the meaning set forth in Section 6.03.

“Indemnifying Party” has the meaning set forth in Section 6.03.

“Intellectual Property” has the meaning set forth in Section 3.21.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Issuance” means each occasion on which the Company elects to exercise its right to deliver an Issuance Notice requiring the Agent to use its commercially reasonable efforts to sell the Common Shares as specified in such Issuance Notice, subject to the terms and conditions of this Agreement.

“Issuance Date” means any Trading Day during the Commitment Period on which an Issuance Notice is deemed delivered pursuant to Section 2.03(b) hereof.

“Issuance Notice” means a written notice to the Agent delivered in accordance with this Agreement substantially in the form attached hereto as Exhibit A.

“Issuance Price” means the Sales Price less the Selling Commission.

“Issuance Shares” means all Common Shares of Beneficial Interest issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Issuance Supplement” has the meaning set forth in Section 3.01.

“Issuer Free Writing Prospectus” means any “written communication” which constitutes a “free writing prospectus” as such terms are defined in Rule 405 under the Securities Act with respect to the offering of Common Shares contemplated by the Sales Agency Agreements.

“Liens” has the meaning set forth in Section 3.05.

“Material Adverse Effect” means (i) a material adverse effect on the business, properties, management, results of operations, financial condition or prospects of the Company and its subsidiaries (including, without limitation, the Operating Partnership), taken as a whole, or (ii) an adverse effect on the ability to perform on the part of, or the performance by, the Company of its obligations hereunder.

“Maximum Program Amount” means up to 16,000,000 Common Shares (or, if less, the aggregate amount of Common Shares registered under the Registration Statement).

“Officers’ Certificate Request Date” has the meaning set forth in Section 4.09.

“Opinion Request Date” has the meaning set forth in Section 4.07.

“Original Registration Statement” has the meaning set forth in Section 3.01.

“Person” means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind.

“Principal Market” means, with respect to the Company’s Common Shares of Beneficial Interest, the New York Stock Exchange.

“Prospectus” has the meaning set forth in Section 3.01.

“Prospectus Supplement” has the meaning set forth in Section 5.01(k).

“Registration Statement” has the meaning set forth in Section 3.01.

“Registration Statement Amendment Date” has the meaning set forth in Section 4.07.

“REIT” has the meaning set forth in Section 3.19.

“Request Date” means each Comfort Letter Request Date, each Officers’ Certificate Request Date and each Opinion Request Date.

“Sales Agency Agreements” has the meaning set forth in the Recitals.

“Sales Price” means the actual sale execution price of each Issuance Share sold by the Agent on the Principal Market hereunder in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Commission” means the percentage (not to exceed 2.0%) of the Sales Price of the Issuance Shares sold during a Selling Period as agreed from time to time by the Company and the Agent.

“Selling Period” means the period of one to ten consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Issuance Notice) following the Trading Day on which an Issuance Notice is delivered or deemed to be delivered pursuant to Section 2.03(b) hereof.

“Settlement Date” means, unless the Company and the Agent shall otherwise agree, the third business day following each Trading Day during the Selling Period, when the Company shall deliver to the Agent the amount of Common Shares sold on such Trading Day and the Agent shall deliver to the Company the Issuance Price received on such sales.

“Trading Day” means any day which is a trading day on the New York Stock Exchange, other than a day on which trading is scheduled to close prior to its regular weekday closing time.

ARTICLE II

ISSUANCE AND SALE OF COMMON SHARES

Section 2.01 Issuance. (a) Upon the terms and subject to the conditions of this Agreement, the Company may issue Common Shares through the Agent and the Agent shall use its commercially reasonable efforts to sell up to 16,000,000 Common Shares, based on and in accordance with such number of Issuance Notices as the Company in its sole discretion shall choose to deliver during the Commitment Period until the aggregate number of Common Shares sold under the Sales Agency Agreements equals the Maximum Program Amount or this Agreement is otherwise terminated. Subject to the foregoing and the other terms and conditions of this Agreement, upon the delivery of an Issuance Notice, and unless the sale of the Issuance Shares described therein has been suspended, cancelled or otherwise terminated in accordance with the terms of this Agreement, the Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares up to the amount specified into the Principal Market, and otherwise in accordance with the terms of such Issuance Notice. The Agent will provide written confirmation to the Company no later than the opening of the Trading Day next following the Trading Day on which it has made sales of Issuance Shares hereunder setting forth the portion of the Actual Sold Amount for such Trading Day, the corresponding Sales Price and the Issuance Price payable to the Company in respect thereof. The Agent may sell Issuance Shares in the manner described in Section 2.01(b) herein. The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Issuance Shares and (ii) the Agent will incur no liability or obligation to the Company or any other Person if it does not sell Issuance Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares in accordance with this Section 2.01. In acting hereunder, the Agent will be acting as agent for the Company and not as principal.

(b) Method of Offer and Sale. The Common Shares may be offered and sold in (1) privately negotiated transactions (if and only if the parties hereto have so agreed in writing), or (2) by any other method or payment permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including sales made directly on the Principal Market or sales made to or through a market maker or through an electronic communications network. Nothing in this Agreement shall be deemed to require either party to agree to the method of offer and sale specified in clause (1) of this Section 2.01(b), and either party may withhold its consent thereto in such party’s sole discretion.

(c) Issuances. Upon the terms and subject to the conditions set forth herein, on any Trading Day as provided in Section 2.03(b) hereof during the Commitment Period on which the conditions set forth in Section 5.01 hereof have been satisfied, the Company may exercise an Issuance by the delivery of an Issuance Notice, executed by the President and Chief Executive Officer of the Company, to the Agent. The number of Issuance Shares that the Agent shall use its commercially reasonable efforts to sell pursuant to such Issuance shall be as specified in such Issuance Notice. Each Issuance will be settled on the applicable Settlement Date following the Issuance Date.

Section 2.02 Effectiveness. The effectiveness of this Agreement (the “Closing”) shall be deemed to take place concurrently with the execution and delivery of this Agreement by the parties hereto and the completion of the closing transactions set forth in the immediately following sentence. At the Closing, the following closing transactions shall take place, each of which shall be deemed to occur simultaneously with the Closing: (i) the Company shall deliver to the Agent a certificate executed by the Secretary of the Company, signing in such capacity, dated the date of the Closing (A) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Trustees of the Company authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Common Shares pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate and (B) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed the Agreement for or on behalf of the Company; (ii) the Company shall deliver to the Agent a certificate executed by the President and Chief Executive Officer and by the Executive Vice President and Chief Financial Officer of the Company, signing in such capacity, dated the date of the Closing, confirming that the representations and warranties of the Company contained in this Agreement are true and correct and that the Company has performed all of its obligations hereunder to be performed on or prior to the Closing Date and as to the matters set forth in Section 5.01(a) hereof; (iii) Pepper Hamilton LLP, counsel to the Company and the Operating Partnership, shall deliver to the Agent an opinion, dated the Closing Date and addressed to the Agent and the Alternative Sales Agents, substantially in the form of Exhibit B attached hereto; (iv) Simpson Thacher & Bartlett LLP, counsel to the Agent and the Alternative Sales Agents, shall deliver an opinion and negative assurance letter, dated the Closing Date and addressed to the Agent and the Alternative Sales Agents, as to such matters and in form and substance reasonably satisfactory to the Agent and the Alternative Sales Agents; (v) PricewaterhouseCoopers LLP shall deliver to the Agent and the Alternative Sales Agents a comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to the Agent and the Alternative Sales Agents; and (vi) the Company shall pay the expenses set forth in Section 9.02(ii), (iv) and (viii) hereof by wire transfer to the account designated by the Agent in writing prior to the Closing.

Section 2.03 Mechanics of Issuances.

(a) Issuance Notice. On any Trading Day during the Commitment Period, the Company may deliver an Issuance Notice to the Agent, subject to the satisfaction of the conditions set forth in Section 5.01; provided, however, that notwithstanding anything in this Agreement to the contrary, the Agent shall have no further obligations with respect to any Issuance Notice if and to the extent the aggregate number of Issuance Shares sold pursuant thereto, together with the aggregate number of Common Shares previously sold under the Sales Agency Agreements, shall exceed the Maximum Program Amount. If the Agent wishes to accept such proposed terms included in the Issuance Notice (which it may decline to do so for any reason in its sole discretion) or, following discussion with the Company, wishes to propose modified terms, the Agent will, prior to 4:30 p.m. (New York City time) or, if later, within three hours after receipt of the Issuance Notice, on the same business day on which such Issuance Notice is delivered to the Agent, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Agent set forth on Schedule I) accepting such terms (the “Agent Acceptance”) or setting forth the terms that the Agent is willing to accept. Where the terms provided in the Issuance Notice are proposed to be modified as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Agent until the Company delivers to the Agent an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Issuance Notice, as proposed to be modified (the “Company Acceptance” and, whichever of it or the Agent Acceptance becomes effective, the “Acceptance”), which email or other communication shall be addressed to all of the individuals from the Company and the Agent set forth on Schedule I and must be delivered not later than 6:00 p.m. (New York City time) or, if later, within three hours after receipt of the modified terms proposed by the Agent, on the same business day. Subject to the foregoing, the Company shall have the right, in its sole discretion, to amend at any time and from time to time any Issuance Notice by notice to the Agent and, if so notified, the Agent shall, as soon as practicable, modify its offers to sell consistent with any such amendment notice; provided, however, that the Company may not amend the number of Issuance Shares if such amended number of Issuance Shares is less than the Actual Sold Amount as of the date of such amendment.

(b) Delivery of Issuance Notice. An Issuance Notice shall be deemed delivered on the Trading Day that it is received by facsimile or otherwise (and the Company confirms such delivery by e-mail notice or by telephone (including voicemail message)) by the Agent. No Issuance Notice may be delivered other than on a Trading Day during the Commitment Period.

(c) Floor Price. The Agent shall not sell Issuance Shares below the Floor Price during any Selling Period and such Floor Price may be adjusted by the Company at any time during any Selling Period upon notice to the Agent and confirmation to the Company.

(d) Trading Guidelines. The Agent may trade in Common Shares of Beneficial Interest for the Agent’s own account and for the account of its clients at the same time as sales of Common Shares occur pursuant to this Agreement, provided, however, that any such trading and related activity comply with applicable federal and state laws, rules and regulations (including, without limitation, Regulation M under the Exchange Act). In addition, the Company and the Operating Partnership acknowledge and agree that the Agent’s affiliates may make markets in the Common Shares of Beneficial Interest or other securities of the Company or the Operating Partnership, in connection with which they may buy and sell, as agent or principal, for long or short account, Common Shares of Beneficial Interest or other securities of the Company or the Operating Partnership, at the same time that the Agent is acting as agent pursuant to this Agreement.

Section 2.04 Settlements. Subject to the provisions of Article V, on or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Issuance Shares being sold by crediting the Agent or its designee’s account at the Depository Trust Company through its Deposit/Withdrawal At Custodian (DWAC) System, or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Issuance Shares, which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form, the Agent will deliver the related Issuance Price in same day funds delivered to an account designated by the Company prior to the Settlement Date. If the Company defaults in its obligation to deliver Issuance Shares on a Settlement Date, the Company agrees that it will (i) hold the Agent harmless against any loss, claim, damage or expense (including, without limitation, penalties, interest and reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company, and (ii) pay to the Agent any Selling Commission to which it would otherwise have been entitled absent such default. The parties acknowledge and agree that, in performing its obligations under this Agreement, the Agent may borrow Common Shares of Beneficial Interest from stock lenders, and may use the Issuance Shares to settle or close out such borrowings.

Section 2.05 Use of Free Writing Prospectus. Neither the Company nor the Agent has prepared, used, referred to or distributed, or will prepare, use, refer to or distribute any Issuer Free Writing Prospectus without the other party’s prior written consent.

Section 2.06 Alternative Sales Agents. The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Issuance Shares or any other equity security of the Company shall only be effected by or through only one of the Agent or the Alternative Sales Agents on any single given day, and the Company shall in no event request that the Agent and any other Alternative Sales Agent sell Common Shares on the same day.

Section 2.07 Material Non-Public Information. Notwithstanding any other provision of this Agreement, the Agent shall not be obligated to sell any Common Shares hereunder during any period in which it reasonably believes that the Company is, or may be deemed to be, in possession of material non-public information.

Section 2.08 Exemption from Regulation M. If the Agent reasonably believes that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act (applicable to securities with an average daily trading volume value of at least $1,000,000 that are issued by an issuer whose common equity securities have a public float value of at least $150,000,000) are not satisfied with respect to the Company or the Common Shares, it shall promptly notify the Company of such belief and sales of Common Shares under the Sales Agency Agreements shall be suspended until that or other exemptive provisions have been satisfied in the reasonable judgment of both parties. If, either immediately prior to delivery of an Issuance Notice or during a Selling Period, the Company reasonably believes that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Shares, it shall promptly notify the Agent of such belief and sales of Common Shares under the Sales Agency Agreements shall be suspended until that or other exemptive provisions have been satisfied in the reasonable judgment of both parties.

Section 2.09 Restricted Sales Period. (a) Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver under this Agreement or any Alternative Sales Agency Agreement, or request the offer or sale of any Common Shares under this Agreement or any Alternative Sales Agency Agreement and, by notice to the Agent given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for the offer or sale of any Common Shares under this Agreement, and the Agent shall not be obligated to offer or sell any Common Shares under this Agreement, (i) during any period in which the Company is, or could be reasonably deemed to be, in possession of material non-public information or (ii) except as provided in paragraph (b) below, at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(b) If the Company wishes to offer, sell or deliver Common Shares at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to the Agent (with a copy to counsel to the Agent) a Current Report on Form 8-K, which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agent, and obtain the consent of the Agent to the filing thereof (such consent not to be unreasonably withheld), (ii) provide the Agent with the officers’ certificate, accountants’ letter and opinions and letters of counsel called for by Article IV hereof, (iii) afford the Agent the opportunity to conduct a due diligence review in accordance with Section 4.14 hereof and (iv) file such Earnings 8-K with the Commission. Upon satisfaction of the requirements of this Section 2.09(b), the provisions of clause (ii) of Section 2.09(a) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, accountants’ letter and opinions and letters of counsel pursuant to this Section 2.09(b) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, accountants’ letters and legal opinions and letters as provided in Article IV hereof and (B) this Section 2.09(b) shall in no way affect or limit the operation of the provisions of clause (i) of Section 2.09(a), which shall have independent application.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company and the Operating Partnership, jointly and severally, represent and warrant to, and agree with, the Agent that as of the Closing Date, each Issuance Date, each Applicable Time, each Settlement Date, each Registration Statement Amendment Date (as defined in Section 4.07) and each Request Date:

Section 3.01 Registration. The Common Shares are registered pursuant to Section 12(b) of the Exchange Act and have been listed on the Principal Market, subject to notice of issuance. The Company (i) meets the requirements for the use of Form S-3 under the Securities Act and the rules and regulations thereunder for the registration of the transactions contemplated by this Agreement and (ii) has been subject to the requirements of Section 12 of the Exchange Act and has timely filed all the material required to be filed pursuant to Section 13 and 14 of the Exchange Act for a period of more than 12 calendar months. A registration statement on Form S-3 (File No. 333-195740) (the “Original Registration Statement”) in respect of the Common Shares has been (i) prepared by the Company and the Operating Partnership in conformity with the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and (ii) filed with the Commission under the Securities Act and declared effective by the Commission not earlier than three years prior to the date hereof; no stop order suspending the effectiveness of the registration statement or any post-effective amendment thereto, if any, has been issued, and, to the Company’s knowledge, no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or threatened by the Commission; and the Company proposes to file or has filed with the Commission pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”) a prospectus supplement to the form of prospectus included in such registration statement and has previously advised you of all information (financial and other) with respect to the Company to be set forth therein. Such registration statement (and any further registration statements that may be filed by the Company for the purpose of continuing the offering of the Common Shares upon expiration of the effectiveness of the Original Registration Statement after the third anniversary of its original effective date or for the purpose of registering additional Common Shares to be sold pursuant to this Agreement), and the prospectus constituting part of such registration statement, together with the Prospectus Supplement (as defined in Section 5.01(k)) and any pricing supplement relating to a particular issuance of the Issuance Shares (each, an “Issuance Supplement”), including all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act, in each case, as from time to time amended or supplemented, are referred to herein as the “Registration Statement” and the “Prospectus,” respectively, except that if any revised prospectus is provided to the Agent by the Company for use in connection with the offering of the Common Shares that is not required to be filed by the Company pursuant to Rule 424(b) promulgated by the Commission under the Securities Act, the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use. Promptly after the execution and delivery of this Agreement, the Company will prepare and file the Prospectus Supplement relating to the Issuance Shares pursuant to Rule 424(b) promulgated by the Commission under the Securities Act, as contemplated by Section 5.01(k) of this Agreement. As used in this Agreement, the terms “amendment” or “supplement” when applied to the Registration Statement or the Prospectus shall be deemed to include the filing by the Company with the Commission of any document under the Exchange Act after the date hereof that is or is deemed to be incorporated therein by reference; and any reference to any amendment to the Registration Statement will be deemed to include any annual report on Form 10-K of the Company or the Operating Partnership filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the applicable effective date or dates of the Registration Statement that is incorporated by reference in the Registration Statement.

Section 3.02 Registration Statement and Prospectus. The Registration Statement conforms, and the Prospectus Supplement and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, the Registration Statement and any amendment thereto do not and will not, as of the applicable effective date or dates, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and the Prospectus (and any amendment or supplement thereto) and the applicable Issuer Free Writing Prospectus(es), if any, issued at or prior to the Applicable Time, taken together (collectively, and, with respect to any Common Shares, together with the public offering price of such Common Shares, the “General Disclosure Package”) as of each Applicable Time and the Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Agent furnished to the Company in writing by the Agent expressly for use in the Registration Statement, the Prospectus and the General Disclosure Package and any amendment or supplement thereto.

Section 3.03 Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 3.04 Formation, Power and Authority of Company and the Operating Partnership. The Company has been duly formed and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, with trust power and authority to own its properties and conduct its business as described in the Registration Statement, the Prospectus and the General Disclosure Package, and has been duly qualified or registered as a foreign real estate investment trust for the transaction of business and is in good standing or subsisting under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or registration except where the failure to so qualify or register or be in good standing or subsisting could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; the Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with partnership power and authority to own its properties and conduct its business as described in the Registration Statement, the Prospectus and the General Disclosure Package, and has been duly qualified or registered as a foreign limited partnership for the transaction of business and is in good standing or subsisting under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or registration except where the failure to so qualify or register or be in good standing or subsisting could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and each other subsidiary of the Company has been duly incorporated, formed or organized and is validly existing as a corporation or other entity in good standing or subsisting under the laws of its jurisdiction of incorporation, formation or organization, with corporate, partnership or limited liability company power and authority to own its properties and conduct its business as described in the Registration Statement, the Prospectus and the General Disclosure Package, and has been duly qualified or registered as a foreign corporation or other foreign entity for the transaction of business and is in good standing or subsisting under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or registration except where the failure to so qualify or register or be in good standing or subsisting could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 3.05 Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Prospectus and the General Disclosure Package, and all of the issued Common Shares of Beneficial Interests have been duly and validly authorized and issued and are fully paid; except as set forth in the Registration Statement, the Prospectus and the General Disclosure Package, all of the issued shares of capital stock, partnership, membership or beneficial interests of each consolidated subsidiary (including, without limitation, the Operating Partnership) have been duly and validly authorized and issued, are fully paid and, if applicable, non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances or claims (collectively, “Liens”); and the Company is the sole general partner of the Operating Partnership and its ownership percentage in the Operating Partnership is as set forth in the Registration Statement, the Prospectus and the General Disclosure Package as of the date thereof.

Section 3.06 Financial Statements. Except as noted therein, the consolidated financial statements (including the related notes thereto) incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package present fairly, in all material respects, the consolidated financial condition of the Company and its consolidated subsidiaries and the Operating Partnership and its consolidated subsidiaries, as applicable, as of the dates indicated and the results of their operations and changes in their consolidated cash flows for the periods specified; such financial statements have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis; any supporting schedules incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein; and any pro forma financial information (including the related notes thereto) contained or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package presents fairly in all material respects the information contained therein and have been prepared on a reasonable basis using reasonable assumptions and in accordance with the applicable requirements of the Securities Act and the Exchange Act. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

Section 3.07 Internal Controls.

(a) The Company and its consolidated subsidiaries (including, without limitation, the Operating Partnership) maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(b) Since the end of the most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(c) The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding disclosure.

Section 3.08 Independent Registered Public Accounting Firm. PricewaterhouseCoopers LLP, the independent registered public accounting firm of the Company and the Operating Partnership, which has audited certain financial statements of the Company and its consolidated subsidiaries and of the Operating Partnership and its consolidated subsidiaries, is an independent registered public accounting firm with respect thereto as required by the Securities Act and the rules and regulations of the Commission and the Public Company Accounting Oversight Board.

Section 3.09 Common Shares. The Common Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Common Shares will not be subject to preemptive or other rights afforded by the Company to subscribe for the Common Shares. Upon issuance, the Common Shares will conform in all material respects to the statements relating thereto contained in the Registration Statement, the Prospectus and the General Disclosure Package. Upon payment of the purchase price and delivery of the Common Shares in accordance with this Agreement, each of the purchasers thereof will receive good, valid and marketable title to such Common Shares, free and clear of all liens, charges and encumbrances.

Section 3.10 Sale of Common Shares. Immediately after any sale of Common Shares by the Company hereunder, the aggregate amount of Common Shares of Beneficial Interest that have been issued and sold by the Company under the Registration Statement, including the Common Shares sold hereunder, will not exceed the aggregate amount of such shares registered under the Registration Statement (in this regard, the Company acknowledges and agrees that the Agent shall have no responsibility for maintaining records with respect to the aggregate amount of Common Shares sold, or of otherwise monitoring the availability of Common Shares of Beneficial Interest for sale, under the Registration Statement).

Section 3.11 Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

Section 3.12 No Violation. Neither the Company nor any of its subsidiaries (including, without limitation, the Operating Partnership) is, or with the giving of notice or lapse of time or both would be, in violation of or in default under its declaration of trust, charter, by-laws, partnership agreement, operating agreement or other organizational documents, as applicable, except where, in the case of any subsidiary that is not the Operating Partnership, the violation or default could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries (including, without limitation, the Operating Partnership) is a party or by which it or any of them or any of their respective properties is bound, except where the violation or default could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; the issue and sale of the Common Shares, the compliance by the Company with all of the provisions of this Agreement, and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries (including, without limitation, the Operating Partnership) is a party or by which the Company or any of its subsidiaries (including, without limitation, the Operating Partnership) is bound or to which any of the property or assets of the Company or any of its subsidiaries (including, without limitation, the Operating Partnership) is subject, nor will such actions result in any violation of the provisions of the declaration of trust or the bylaws of the Company, certificate of limited partnership or the limited partnership agreement of the Operating Partnership or any law, statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries (including, without limitation, the Operating Partnership) or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Common Shares, the compliance by the Company with all of the provisions of this Agreement or the consummation by the Company of the other transactions contemplated by this Agreement, except such as have been obtained under the Securities Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Common Shares by the Agent.

Section 3.13 No Material Adverse Change; Changes in Beneficial Interest. The Company and its subsidiaries (including, without limitation, the Operating Partnership), taken as a whole, have not sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except as set forth in the Registration Statement, the Prospectus and the General Disclosure Package; and, since the respective dates as of which information is given in the Registration Statement, the Prospectus and the General Disclosure Package, (i) there has not been any change in the shares of beneficial interests of the Company (other than (x) issuances of beneficial interests (A) pursuant to equity-based awards granted in the ordinary course of business to trustees or employees of the Company or the Operating Partnership, (B) upon exercise of options or warrants and upon conversion or redemption of convertible or redeemable securities, in each case which were granted pursuant to clause (A) above or were outstanding as of the date of the latest audited or unaudited financial statements included or incorporated by reference in the Registration Statement and the Prospectus (or have otherwise been reflected in the Registration Statement, the Prospectus or the General Disclosure Package), (C) upon the exchange of Operating Partnership interests for beneficial interests in the Company and (D) upon issuances of Common Shares pursuant to this Agreement or any Alternative Sales Agency Agreement, and (y) repurchases of the Company’s shares of beneficial interests under the Company’s share repurchase program) or in the partnership interests in the Operating Partnership (other than in connection with any of the issuances, exercises, exchanges or repurchases covered in the foregoing clauses (x) and (y)), or any material change in the long-term debt of the Company and its consolidated subsidiaries (including, without limitation, the Operating Partnership), taken as a whole, and (ii) there has not been any material adverse change in the business, properties, management, results of operations, financial condition or prospects of the Company and its subsidiaries (including, without limitation, the Operating Partnership), taken as a whole, except as set forth in the Registration Statement, the Prospectus and the General Disclosure Package.

Section 3.14 Not an Investment Company. Neither the Company nor the Operating Partnership is, and after giving effect to each offering and sale of the Common Shares is, or will be required to register as, an “investment company” under the Investment Company Act of 1940, as amended.

Section 3.15 No Material Actions or Proceedings. Except as set forth in the Registration Statement, the Prospectus and the General Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries (including, without limitation, the Operating Partnership) is a party or to which any property of the Company or any of its subsidiaries (including, without limitation, the Operating Partnership) is subject, which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

Section 3.16 Licenses, Certificates, Permits, Etc. The Company and its subsidiaries (including, without limitation, the Operating Partnership) possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries (including, without limitation, the Operating Partnership), taken as a whole.

Section 3.17 No Price Stabilization or Manipulation. The Company has not taken nor will it take, directly or indirectly any action designed to, or that might reasonably be expected to, cause or result in manipulation of the price of the Common Shares.

Section 3.18 No Labor Disputes. No labor dispute or disturbance involving the employees of the Company or any of its subsidiaries (including, without limitation, the Operating Partnership) or of any other entity exists or, to the knowledge of the Company, is threatened or imminent that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 3.19 Compliance With Environmental Laws. The Company and its subsidiaries (including, without limitation, the Operating Partnership) (A) are in compliance with applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received, and are in compliance with, all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) have not received notice of any actual or potential liability under any environmental law, except in each case where such non-compliance with Environmental Laws, failure to receive or comply with required permits, licenses or other approvals, or liability could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect except as set forth in the Registration Statement, the Prospectus and the General Disclosure Package; except as set forth in the Registration Statement, the Prospectus and the General Disclosure Package, neither the Company nor any of its subsidiaries (including, without limitation, the Operating Partnership) has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended; in the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries including the Operating Partnership, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); and on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, except as set forth in the Registration Statement, the Prospectus and the General Disclosure Package.

Section 3.20 REIT Status. At all times commencing with the Company’s taxable year ended December 31, 1986, the Company has been, and after giving effect to the offering and the sale of the Common Shares will continue to be, organized and operated in conformity with the requirements for qualification of the Company as a real estate investment trust (“REIT”) under the Code, and the proposed method of operation of the Company will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code.

Section 3.21 Title to Personal Property. The Company and its subsidiaries (including, without limitation, the Operating Partnership) have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to their respective businesses, in each case free and clear of all Liens except (A) those Liens which have been reflected generally or in the aggregate in the financial statements of the Company and of the Operating Partnership as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package or as are described specifically, generally or in the aggregate in the Registration Statement, the Prospectus and the General Disclosure Package, or (B) such Liens not required by generally accepted accounting principles to be disclosed in the financial statements of the Company or of the Operating Partnership, which do not (a) materially adversely interfere with the use made or proposed to be made of such property by the Company and its subsidiaries (including, without limitation, the Operating Partnership) or (b) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 3.22 Title to Intellectual Property. The Company and its subsidiaries (including, without limitation, the Operating Partnership) own or possess, or can acquire on reasonable terms, the trademarks, service marks, trade names, or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, taken as a whole, and no such entity has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of such entities therein, and which infringement, conflict, invalidity or inadequacy could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 3.23 No Undisclosed Relationships. No relationship (direct or indirect) exists between or among any of the Company or any affiliate of the Company, on the one hand, and any trustee, officer, shareholder, tenant, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act and the rules and regulations of the Commission thereunder to be described in the Registration Statement, the Prospectus and the General Disclosure Package which is not so described or is not described as required; and there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the trustees or officers of the Company or any of their respective family members.

Section 3.24 Taxes. The Company and its subsidiaries (including, without limitation, the Operating Partnership) (A) have filed all federal, state, local and foreign tax returns that are required to be filed or have requested extensions thereof except in any case in which the failure so to file could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and (B) have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 3.25 Compliance With ERISA. The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and/or one or more of its subsidiaries (including, without limitation, the Operating Partnership), and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Code is so qualified; each of the Company and its subsidiaries (including, without limitation, the Operating Partnership) has fulfilled its obligations, if any, under Section 515 of ERISA; except as set forth in the Registration Statement, the Prospectus and the General Disclosure Package, neither the Company nor any of its subsidiaries (including, without limitation, the Operating Partnership) maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and/or one or more of its subsidiaries (including, without limitation, the Operating Partnership) is in compliance in all material respects with the currently applicable provisions of ERISA; neither the Company nor any of its subsidiaries (including, without limitation, the Operating Partnership) has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA; and the assets of the Company and its subsidiaries (including, without limitation, the Operating Partnership) do not constitute “plan assets” under ERISA.

Section 3.26 Insurance. The Company and each of its subsidiaries (including, without limitation, the Operating Partnership) are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; to the knowledge of the Company and its subsidiaries (including, without limitation, the Operating Partnership) all policies of insurance insuring the Company and its subsidiaries (including, without limitation, the Operating Partnership) or their respective businesses, assets, trustees, directors, officers and employees are in full force and effect; the Company and its subsidiaries (including, without limitation, the Operating Partnership) are in compliance with the terms of such policies and instruments in all material respects; neither the Company nor any of its subsidiaries (including, without limitation, the Operating Partnership) has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such coverage; and neither the Company nor any of its subsidiaries (including, without limitation, the Operating Partnership) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected, individually or in aggregate, to have a Material Adverse Effect.

Section 3.27 No Restrictions on Subsidiaries. No subsidiary of the Company (including without limitation, the Operating Partnership) is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or other equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except for (i) in the case of subsidiaries of the Company that are joint ventures, the relevant joint venture agreements may require the consent of their respective joint venture partners as a condition to making such payment or transfers, and (ii) following an event of default under loan documents encumbering properties owned by a subsidiary of the Company (including, without limitation, the Operating Partnership) such subsidiary may be prohibited from making distributions to the Company.

Section 3.28 Statistical and Market Data. The statistical and market-related data, if any, included in the Registration Statement, the Prospectus and the General Disclosure Package is based on or derived from sources which the Company believes, in good faith, to be reliable and accurate in all material respects.

Section 3.29 Sarbanes-Oxley Act. There is, and has been, no failure on the part of the Company and its subsidiaries (including, without limitation, the Operating Partnership), and any of their respective trustees, directors or officers in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 (relating to loans) and Sections 302 and 906 (relating to certifications).

Section 3.30 ADA Compliance. The Company and its subsidiaries (including, without limitation, the Operating Partnership) are currently in compliance with all presently applicable provisions of the Americans with Disabilities Act, as amended, except for any such non-compliance that could not reasonably be expected, individually or in aggregate, to have a Material Adverse Effect.

Section 3.31 Partnership Classification. The Operating Partnership and each of the consolidated subsidiaries of the Operating Partnership that are partnerships are properly classified as partnerships, and not as corporations or as associations taxable as corporations, for federal income tax purposes throughout the period from their respective dates of formation through the date hereof, or, in the case of any such partnerships that have terminated, through the date of termination of such partnerships.

Section 3.32 Officers’ Certificates. Any certificate signed by any officer of the Company or the Operating Partnership and delivered to the Agent or to counsel for the Agent in connection with an Issuance shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, to the Agent as to the matters covered thereby on the date of such certificate.

Section 3.33 Actively-Traded Security. Except under circumstances where the Company has provided the Agent with the notice required pursuant to Section 2.08 of this Agreement, the Common Shares are an “actively–traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

Section 3.34 Anti-Corruption Laws. The Company and each of its subsidiaries (including, without limitation, the Operating Partnership) have conducted their business in compliance with all applicable anticorruption legislation and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

For purposes of this Section 3, references to “subsidiaries”, insofar as such references relate to entities in which the Company or Operating Partnership own or hold an equity or equivalent interest equal to or less than 50%, are made by the Company and Operating Partnership to their knowledge (after due inquiry).

ARTICLE IV

COVENANTS

The Company covenants and agrees during the term of this Agreement with the Agent as follows:

Section 4.01 Registration Statement and Prospectus. The Company shall (i) make no amendment or supplement to the Registration Statement or the Prospectus after the date of delivery of an Issuance Notice and prior to the related Settlement Date without having afforded the Agent a reasonable opportunity to review and comment thereon (other than by means of a Current Report on Form 8-K filed with the Commission under the Exchange Act and incorporated or deemed incorporated by reference in the Registration Statement or the Prospectus; provided, that the Company will give prior written notice to the Agent of the intention to file such report and describe the subject matter to be included in such report or, to the extent practicable in the circumstances, provide a draft of such report as soon as reasonably practicable prior to the filing of such report and afford the Agent a reasonable opportunity to review and discuss such report prior to filing); (ii) prepare, with respect to any Issuance Shares to be sold pursuant to this Agreement, an Issuance Supplement with respect to such Common Shares in a form previously approved by the Agent and to file such Issuance Supplement pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and to deliver such number of copies of each Issuance Supplement to each exchange or market on which such sales were effected, in each case unless delivery and filing of such an Issuance Supplement is not required by applicable law or by the rules and regulations of the Commission; (iii) make no amendment or supplement to the Registration Statement or the Prospectus (other than (x) an amendment or supplement relating solely to the issuance or offering of securities other than the Common Shares issued or issuable pursuant to the Sales Agency Agreements or (y) by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, a Current Report on Form 8-K or a Registration Statement on Form 8A or any amendments to any of the foregoing filed with the Commission under the Exchange Act and incorporated or deemed incorporated by reference into the Registration Statement or the Prospectus except to the extent required by Section 4.01(i)) without having afforded the Agent a reasonable opportunity to review and comment thereon prior to filing; (iv) file within the time periods required by the Exchange Act all reports and any definitive proxy or information statements required to be filed by the Company or the Operating Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction in connection with the offering or sale of the Common Shares, and during such same period advise the Agent, promptly after the Company receives notice thereof, of (A) the time when any amendment to the Registration Statement has been filed or has become effective or any prospectus supplement to the Prospectus or any amended Prospectus has been filed with the Commission, in each case relating to the Common Shares to be sold pursuant to the Sales Agency Agreements, (B) the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to such Common Shares, (C) the suspension of the qualification of such Common Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceeding for any such purpose, or (D) any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information, or the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus (including, without limitation, any documents incorporated by reference therein); and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Common Shares or suspending any such qualification during a Selling Period, promptly use its commercially reasonable efforts to obtain the withdrawal of such order; in the event any such stop order or such other order is issued outside a Selling Period, the Company will promptly advise the Agent as to the issuance thereof and as to whether the Company intends to seek to obtain its withdrawal.

If, immediately prior to the third anniversary of the filing of the Original Registration Statement, any of the Common Shares remain unsold hereunder, the Company will, prior to such third anniversary, advise the Agent as to whether it intends to file (unless it has already done so) a new shelf registration statement (which may include an automatic shelf registration statement) relating to the Common Shares.

Section 4.02 Blue Sky. The Company shall use its commercially reasonable efforts to cause the Common Shares to be listed on the Principal Market and promptly from time to time to take such action as the Agent may reasonably request to cooperate with the Agent in the qualification of the Common Shares for offering and sale under the blue sky or securities laws of such jurisdictions within the United States of America and its territories as the Agent may reasonably request and use its commercially reasonable efforts to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the sale of the Common Shares; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process or to subject itself to taxation in respect of doing business in any jurisdiction;

Section 4.03 Copies of Registration Statement and Prospectus. The Company shall furnish the Agent with copies (which may be electronic copies) of the Registration Statement and each amendment thereto, except where such reports, communications, financial statements or other information is available on the Commission’s Electronic Data Gathering Analysis and Retrieval (“EDGAR”) system, and with copies of the Prospectus and each amendment or supplement thereto in the form in which it is filed with the Commission pursuant to the Securities Act or Rule 424(b) promulgated by the Commission under the Securities Act, both in such quantities as the Agent may reasonably request from time to time; and, if the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction at any time on or prior to the applicable Settlement Date for any Selling Period in connection with the offering or sale of the Common Shares and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company shall notify the Agent and request the Agent to suspend offers to sell Common Shares (and, if so notified, the Agent shall cease such offers as soon as practicable); and if the Company decides to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, the Company shall advise the Agent promptly by telephone (with confirmation in writing) and prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period the Agent is required to deliver a prospectus in respect of transactions in the Common Shares, the Company shall promptly prepare and file with the Commission such an amendment or supplement;

Section 4.04 Rule 158. The Company shall make generally available to its holders of the Common Shares as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) promulgated by the Commission under the Securities Act), an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission promulgated thereunder (including the option of the Company to file periodic reports in order to make generally available such earnings statement, to the extent that it is required to file such reports under Section 13 or Section 15(d) of the Exchange Act, pursuant to Rule 158 promulgated by the Commission under the Securities Act);

Section 4.05 Information. Except where such reports, communications, financial statements or other information is available on EDGAR, the Company shall furnish to the Agent (in paper or electronic format) copies of all publicly available reports or other communications (financial or other) furnished generally to shareholders and filed with the Commission pursuant to the Exchange Act, and deliver to the Agent (in paper or electronic format) (i) promptly after they are available, copies of any publicly available reports and financial statements furnished to or filed with the Commission or the Principal Market or any other national securities exchange on which any class of securities of the Company is listed; and (ii) such additional publicly available information concerning the business, properties, management, results of operations, financial condition or prospects of the Company and its subsidiaries (including, without limitation, the Operating Partnership) taken as a whole as the Agent may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission);

Section 4.06 Representations and Warranties. At each delivery of an Issuance Notice, each Applicable Time, each Settlement Date, each Registration Statement Amendment Date (as defined in Section 4.07) and each Request Date, (i) the Company shall be deemed to have affirmed that each representation, warranty, covenant and other agreement contained in this Agreement is true and correct, as though made at and as of each such date, except as may be disclosed in the Prospectus and the General Disclosure Package (including any documents incorporated by reference therein and supplements thereto), and (ii) the Company will undertake to advise the Agent if any of such representations and warranties will not be true and correct as of each such date, as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented relating to such Common Shares);

Section 4.07 Opinions of Counsel. (i) Prior to or at the first delivery of an Issuance Notice, and each time the Registration Statement or the Prospectus is amended or supplemented (other than by means of (x) an amendment or supplement relating solely to the offering of securities other than the Common Shares issued or issuable pursuant to the Sales Agency Agreements, or (y) a Current Report on Form 8-K, unless, filed during a Selling Period and reasonably requested by the Agent within five days of the filing thereof with the Commission), including by means of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus (each such date, a “Registration Statement Amendment Date”) or (ii) otherwise after each reasonable request by the Agent (each date of any such request by the Agent, an “Opinion Request Date”), the Company shall as soon as practicable thereafter furnish or cause to be furnished to the Agent a written opinion of Pepper Hamilton LLP, counsel for the Company, dated the date of such amendment, supplement or incorporation and in form reasonably satisfactory to the Agent, (i) if such counsel has previously furnished an opinion to the effect set forth in Exhibit B hereto, to the effect that the Agent may rely on such previously furnished opinion of such counsel to the same extent as though they were dated the date of such letter authorizing reliance (except that the statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or (ii) if such counsel has not previously furnished an opinion to the effect set forth in Exhibit B hereto, of the same tenor as such opinion of such counsel but modified to relate to the Registration Statement, the Prospectus and the General Disclosure Package (other than the offering price of any Common Shares) as amended and supplemented to such date; provided, however, that the Company shall have the right in its sole discretion to suspend the delivery of all such opinions otherwise required by this Section 4.07 if the Company does not expect to deliver an Issuance Notice with respect to the Common Shares; and provided, further, that the delivery of each such opinion on or prior to the date of such Issuance Notice shall be a condition precedent to the delivery by the Company of an Issuance Notice with respect to the Common Shares;

Section 4.08 Comfort Letters. (i) Prior to or at the first delivery of an Issuance Notice, and each time the Registration Statement or the Prospectus is amended or supplemented, including by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K (but only a Current Report on Form 8-K that contains financial statements or financial information of the Company filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus), other than by an amendment or supplement relating solely to the offering of securities other than the Common Shares issued or issuable pursuant to the Sales Agency Agreements, in any case to set forth financial statements or financial information included in or derived from the Company’s financial statements or accounting records or (ii) otherwise after each reasonable request by the Agent (each date of any such request by the Agent, a “Comfort Letter Request Date”), the Company shall as soon as practicable thereafter cause the independent registered public accounting firm who has audited the financial statements of the Company included or incorporated by reference in the Registration Statement to furnish as promptly as practicable thereafter to the Agent a letter, dated the date of such amendment, supplement or incorporation, as the case may be, in form reasonably satisfactory to the Agent, of the same tenor as the letter referred to in Section 5.01(g) hereof but modified to relate to the Registration Statement, the Prospectus and, to the extent applicable, the General Disclosure Package (other than the offering price of any Common Shares) as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; provided, however, that, with respect to any financial information or other matters, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matters made in the letter referred to in Section 5.01(g) hereof that was last furnished to the Agent; provided, however, that the Company shall have the right in its sole discretion to suspend the delivery of any such letter otherwise required by this Section 4.08 if the Company does not expect to deliver an Issuance Notice with respect to the Common Shares; and provided, further, that the delivery of each such letter (dated on or prior to the date of such Issuance Notice) required by this Section 4.08 shall be a condition precedent to the delivery by the Company of an Issuance Notice with respect to the Common Shares;

Section 4.09 Officers’ Certificate. (i) At or prior to the first delivery of an Issuance Notice, and each time the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement relating solely to the offering of securities other than the Common Shares issued or issuable pursuant to the Sales Agency Agreements, an Issuance Supplement or a Current Report on Form 8-K, unless reasonably requested by the Agent within five days of the filing thereof with the Commission), including by means of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus or (ii) after each reasonable request by the Agent (each date of any such request by the Agent, an “Officers’ Certificate Request Date”), the Company shall as soon as practicable thereafter furnish or cause to be furnished to the Agent a certificate, dated the date of such supplement, amendment or incorporation, as the case may be, in such form and executed by such officers of the Company as is reasonably satisfactory to the Agent, of the same tenor as the certificate referred to in Section 2.02(ii) but modified to relate to the Registration Statement, the Prospectus and the General Disclosure Package (other than the offering price of any Common Shares) as amended and supplemented to such date; provided, however, that the Company shall have the right in its sole discretion to suspend the delivery of any such certificate otherwise required by this Section 4.09 if the Company does not expect to deliver an Issuance Notice with respect to the Common Shares; and provided, further, that the delivery of each such certificate (dated on or prior to the date of such Issuance Notice) required by this Section 4.09 shall be a condition precedent to the delivery by the Company of an Issuance Notice with respect to the Common Shares;

Section 4.10 Stand Off Agreement. Without the written consent of the Agent, during the period beginning on the first Trading Day immediately prior to the date on which any Issuance Notice is delivered to the Agent hereunder and ending on the first Trading Day immediately following the Settlement Date with respect to Common Shares sold pursuant to such Issuance Notice (each a “Stand Off Period”), the Company will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any Relevant Security (as defined below), or establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration; provided that the foregoing shall not restrict the issuance of Relevant Securities (x) upon issuances (A) pursuant to equity-based awards granted in the ordinary course of business to trustees or employees of the Company or the Operating Partnership, (B) upon exercise of options or warrants and upon conversion, exchange or redemption of convertible, exchangeable or redeemable securities, in each case which were granted pursuant to clause (A) above or were outstanding as of the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus (or otherwise have been reflected in the Registration Statement, the Prospectus or the General Disclosure Package), (C) upon the exchange of Operating Partnership interests for beneficial interests in the Company and (D) upon issuances of Common Shares pursuant to this Agreement, and (y) repurchases of the Company’s beneficial interests under the Company’s share repurchase program). As used in this Section 4.10, the term “Relevant Security” means the Common Shares, any other equity security of the Company or any of its subsidiaries and any security convertible into, or exercisable or exchangeable for, any Common Shares or other such equity security. Notwithstanding the foregoing, the settlement of Common Shares which have been sold pursuant to the Alternative Sales Agency Agreements shall be permitted pursuant to this Section 4.10 without the consent of the Agent;

Section 4.11 Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or the Operating Partnership to facilitate the sale or resale of the Common Shares or (ii) during any Stand Off Period sell, bid for or purchase the Common Shares, or pay any person any compensation for soliciting purchases of the Common Shares other than the Agent or an Alternative Sales Agent;

Section 4.12 Prospectus Supplement Filing; Periodic Reports. Promptly following the end of each quarterly period, the Company shall be required to file a prospectus supplement with the Commission, disclosing the number of Common Shares sold through the Agent and the Alternative Sales Agents under the Sales Agency Agreements and the net proceeds received by the Company with respect to sales of the Common Shares pursuant to the Sales Agency Agreements relating to such quarter, together with any other information that the Company reasonably believes is required to comply with the Securities Act or any rules or regulations thereunder. In the alternative, to the extent permitted by the rules and regulations of the SEC, the Company in its sole discretion may make the disclosures contemplated by the preceding sentence by including such disclosures in its Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company for any quarter in which sales of Common Shares were made by or through the Agent and the Alternative Sales Agents under the Sales Agency Agreements;

Section 4.13 Maximum Program Amount. The Company will promptly notify the Agent and the Alternative Sales Agents when the Maximum Program Amount has been sold pursuant to the Sales Agency Agreements; and

Section 4.14 Due Diligence. The Company shall promptly reply to due diligence inquiries from the Agent, including, without limitation, furnishing requested materials and making senior management available for due diligence conference calls and using commercially reasonable efforts to have its independent registered public accounting firm available to participate in due diligence conference call, upon the reasonable request of the Agent.

ARTICLE V

CONDITIONS TO DELIVERY OF ISSUANCE

NOTICES AND TO SETTLEMENT

Section 5.01 Conditions Precedent to the Right of the Company to Deliver an Issuance Notice and the Obligation of the Agent to Sell Common Shares During the Selling Period(s). The right of the Company to deliver an Issuance Notice hereunder is subject to the satisfaction, on the date of delivery of such Issuance Notice, and any obligation of the Agent to sell Common Shares during the applicable Selling Period shall be subject to the satisfaction, on the applicable Settlement Date, of each of the following conditions:

(a) Effective Registration Statement and Authorizations. The Registration Statement shall remain effective and sales of all of the Common Shares (including all of the Issuance Shares issued with respect to all prior Issuances and all of the Issuance Shares expected to be issued in connection with the Issuance specified by the current Issuance Notice) may be made by the Agent thereunder, and (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or Prospectus shall exist; (iii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Agent; and (iv) no event specified in Section 4.03 hereof shall have occurred and be continuing without the Company amending or supplementing the Registration Statement or the Prospectus as provided in Section 4.03. The authorizations referred to in Section 3.09 of this Agreement shall have been issued and shall be in full force and effect, and such authorizations shall not be the subject of any pending or threatened application for rehearing or petition for modification, and are sufficient to authorize the issuance and sale of the Common Shares.

(b) Accuracy of Representations and Warranties of the Company and the Operating Partnership. The representations and warranties of the Company and the Operating Partnership shall be true and correct as of each Applicable Time, as of the Closing Date, as of the applicable date referred to in Section 4.09 that is prior to such Issuance Date or Settlement Date, as the case may be, and as of such Issuance Date and Settlement Date as though made at such time.

(c) Performance by the Company and the Operating Partnership. The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company or the Operating Partnership, as the case may be, at or prior to such date.

(d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

(e) Material Adverse Changes. Since the date of this Agreement, no event that had or is reasonably likely to have a Material Adverse Effect shall have occurred that has not been disclosed in the Registration Statement, the Prospectus or the General Disclosure Package (including, without limitation, the documents incorporated by reference therein and any supplements thereto).

(f) No Suspension of Trading In or Delisting of Common Shares of Beneficial Interest; Other Events. The trading of the Common Shares of Beneficial Interest (including, without limitation, the Issuance Shares) shall not have been suspended by the Commission, the Principal Market or the Financial Industry Regulatory Authority since the immediately preceding Settlement Date or, if there has been no Settlement Date, the Closing Date, and the Common Shares (including without limitation the Issuance Shares) shall have been approved for listing or quotation on, subject to notice of issuance, and shall not have been delisted from the Principal Market. There shall not have occurred (and be continuing in the case of occurrences under clauses (i) and (ii) below) any of the following: (i) trading generally on the Principal Market or The Nasdaq Stock Market has been suspended or materially limited, or minimum and maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (ii) a general moratorium on commercial banking activities in New York declared by either federal or New York state authorities; or (iii) any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak or escalation of hostilities or other calamity or crisis involving the United States or the declaration by the United States of a national emergency or war or any change or development involving a prospective change in national or international political, financial or economic conditions, if the effect of any such event specified in this clause (iii) in the sole judgment of the Agent makes it impracticable or inadvisable to proceed with the sale of Common Shares.

(g) Comfort Letter. PricewaterhouseCoopers LLP, the independent registered public accounting firm which has audited the consolidated financial statements of the Company and the Operating Partnership included or incorporated by reference in the Registration Statement shall have furnished to the Agent a comfort letter, dated on or prior to the date of such Issuance Notice pursuant to Section 4.08, and an additional comfort letter that is dated on or prior to such Settlement Date if the Company files a Form 10-K, Form 10-Q or, if applicable, Form 8-K, with the SEC on or after the date of such Issuance Date but prior to such Settlement Date, in form and substance satisfactory to the Agent to the effect required by Section 4.08.

(h) No Defaults. The execution and delivery of this Agreement and the issuance and sale of the Common Shares and the compliance by the Company with all of the provisions of this Agreement will not result in the Company, the Operating Partnership or any subsidiary being in default of (whether upon the passage of time, the giving of notice or both) its organizational and other governing documents, or any provision of any security issued by the Company, the Operating Partnership or subsidiary, or of any agreement, instrument or other undertaking to which the Company, the Operating Partnership or subsidiary is a party or by which it or any of its property or assets is bound, or the applicable provisions of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company, the Operating Partnership or subsidiary or any of their property or assets are bound, in each case which default, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(i) Trading Cushion. The Selling Period for any previous Issuance Notice shall have expired.

(j) Maximum Issuance Shares. In no event may the Company issue an Issuance Notice to sell a number of Issuance Shares to the extent that the sum of (x) the number of Issuance Shares requested in such Issuance Notice, plus (y) the aggregate number of all Common Shares issued under all previous Issuances effected pursuant to this Agreement, together with the aggregate number of Common Shares issued under the Alternative Sales Agency Agreements, would exceed the Maximum Program Amount.

(k) Prospectus Supplement and Issuance Supplement.

(1) A supplement to the prospectus included in the Registration Statement (the “Prospectus Supplement”), in form and substance to be agreed upon by the parties hereto, setting forth information regarding this Agreement, including, without limitation, the Maximum Program Amount, shall have been filed with the Commission pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and sufficient copies thereof delivered to the Agent prior to or on the Issuance Date.

(2) To the extent required by Section 4.01(ii), an Issuance Supplement, in form and substance to be agreed upon by the parties, shall have been filed with the Commission pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and sufficient copies thereof delivered to the Agent prior to or on the Issuance Date.

(l) Opinions of Counsel. Pepper Hamilton LLP, counsel to the Company and the Operating Partnership, or other counsel selected by the Company and reasonably satisfactory to the Agent shall have furnished to the Agent their written opinion, dated on or prior to the date of such Issuance Notice pursuant to Section 4.07, and an additional written opinion that is dated on or prior to such Settlement Date if the Company files a Form 10-K, Form 10-Q or, if applicable, Form 8-K, with the SEC on or after the date of such Issuance Notice but prior to such Settlement Date, to the effect required by Section 4.07.

(m) Officers’ Certificate. The Company shall have furnished or caused to be furnished to the Agent an officers’ certificate executed by the President and Chief Executive Officer of the Company or by the Executive Vice President and Chief Financial Officer of the Company, signing in their respective capacities, dated on or prior to the date of such Issuance Notice pursuant to Section 4.09, and an additional officers’ certificate that is dated on or prior to such Settlement Date if the Company files a Form 10-K, Form 10-Q or, if applicable, Form 8-K, with the SEC on or after the date of such Issuance Notice but prior to such Settlement Date, Date or Settlement Date, as the case may be, as to the matters specified in Section 2.02(ii).

(n) Other Documents. On the Closing Date and prior to each Issuance Date or Settlement Date, as the case may be, the Agent and its counsel shall have been furnished with such documents as they may reasonably require in order to evidence the accuracy and completeness of any of the representations or warranties, or the fulfillment of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Common Shares as herein contemplated shall be satisfactory in form and substance to the Agent and Simpson Thacher & Bartlett LLP, counsel to the Agent and the Alternative Sales Agents.

Section 5.02 Suspension of Sales. The Company or the Agent may, upon notice to the other party in writing or by telephone (confirmed immediately by verifiable facsimile transmission), suspend any sale of Issuance Shares, and the Selling Period shall immediately terminate; provided, however, that such suspension and termination shall not affect or impair either party’s obligations with respect to any Issuance Shares sold hereunder prior to the receipt of such notice. The Company agrees that no such notice shall be effective against the Agent unless it is made to one of the individuals named on Schedule 1 hereto, as such Schedule may be amended from time to time. The Agent agrees that no such notice shall be effective against the Company unless it is made to one of the individuals named on Schedule 1 annexed hereto, as such Schedule may be amended from time to time.

ARTICLE VI

INDEMNIFICATION AND CONTRIBUTION

Section 6.01 Indemnification by the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless the Agent, its officers, directors, employees and agents, and each Person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with each such Person’s respective officers, directors, employees and agents (collectively, the “Controlling Persons”), from and against any and all losses, claims, damages or liabilities, and any action or proceeding in respect thereof, to which the Agent, its officers, directors, employees and agents, and any such Controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any other prospectus relating to the Common Shares, or any amendment or supplement thereto, any preliminary prospectus or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any amendment or supplement thereto, or any preliminary prospectus, or any Issuer Free Writing Prospectus, in light of the circumstances in which they were made) not misleading, except insofar as the same are made in reliance upon and in conformity with information related to the Agent, consisting solely of the Agent’s name and address, furnished in writing to the Company by the Agent expressly for use therein, and the Company and the Operating Partnership, jointly and severally, shall reimburse the Agent, its officers, directors, employees and agents, and each Controlling Person for any reasonable legal and other expenses incurred thereby in investigating or defending or preparing to defend against any such losses, claims, damages or liabilities, or actions or proceedings in respect thereof, as such expenses are incurred.

Section 6.02 Indemnification by the Agent. The Agent agrees to indemnify and hold harmless the Company and the Operating Partnership, and their respective officers, trustees, employees and agents and each Person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with each such Person’s respective officers, trustees, employees and agents, from and against any losses, claims, damages or liabilities, and any action or proceeding in respect thereof, to which the Company or the Operating Partnership, their respective officers, trustees, employees or agents, any such controlling Person and any officer, trustee, employee or agent of such controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as losses, claims, damages or liabilities (or action or proceeding in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any other prospectus relating to the Common Shares, or any amendment or supplement thereto, any preliminary prospectus or any Issuer Free Writing Prospectus, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any other prospectus relating to the Common Shares, or any amendment or supplement thereto, any preliminary prospectus or any Issuer Free Writing Prospectus, in light of the circumstances in which they were made) not misleading in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information related to the Agent furnished to the Company by or on behalf of the Agent expressly for use therein, and the Agent shall reimburse the Company and the Operating Partnership, their respective officers, trustees, directors, employees and agents, and each Controlling Person of the Company or the Operating Partnership, for any reasonable legal and other expenses incurred thereby in investigating or defending or preparing to defend against any such losses, claims, damages or liabilities, or actions or proceedings in respect thereof.

Section 6.03 Conduct of Indemnification Proceedings. Promptly after receipt by any Person (an “Indemnified Party”) of notice of any claim or the commencement of any action in respect of which indemnity may be sought pursuant to Section 6.01 or 6.02, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an “Indemnifying Party”), notify the Indemnifying Party in writing of the claim or the commencement of such action. In the event an Indemnified Party shall fail to give such notice as provided in this Section 6.03 and the Indemnifying Party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, the indemnification provided for in Sections 6.01 or 6.02 shall be reduced to the extent of any actual prejudice resulting from such failure to so notify the Indemnifying Party; provided, that the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party otherwise than under Section 6.01 or 6.02. If any such claim or action shall be brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) such Indemnified Party reasonably concludes that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest with the Company and the Operating Partnership, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties or for fees and expenses that are not reasonable. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnification could have been sought hereunder by such Indemnified Party unless such settlement includes an unconditional release of each such Indemnified Party from all losses, claims, damages or liabilities arising out of such claim or proceeding and such settlement does not admit or constitute an admission of fault, guilt, failure to act or culpability on the part of any such Indemnified Party. Whether or not the defense of any claim or action is assumed by an Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its prior written consent, which consent will not be unreasonably withheld.

Section 6.04 Contribution. If for any reason the indemnification provided for in this Article VI is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company and the Operating Partnership, on the one hand, and the Agent, on the other hand, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Agent, on the other hand, from the offering of the Common Shares to which such losses, claims, damages or liabilities relate. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnifying Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Operating Partnership and of the Agent in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership, on the one hand, and by the Agent, on the other, shall be deemed to be in the same proportion as the total net proceeds from the sale of Common Shares (before deducting expenses) received by the Company bear to the total commissions received by the Agent in respect thereof. The relative fault of the Company and the Operating Partnership, on the one hand, and of the Agent, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership, on one hand, or by the Agent, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 6.04 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6.04, the Agent shall in no event be required to contribute any amount in excess of the commissions received by it under this Agreement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6.04 each officer, director, employee and agent of the Agent, and each Controlling Person of the Agent, shall have the same rights to contribution as the Agent, and each officer, trustee, employee and agent of the Company or the Operating Partnership, and each Controlling Person of the Company or the Operating Partnership, shall have the same rights to contribution as the Company and the Operating Partnership. The obligations of the Company, the Operating Partnership and the Agent under this Article VI shall be in addition to any liability that any such party may otherwise have.

ARTICLE VII

TERMINATION

Section 7.01 Term. Subject to the provisions of this Article VII, the term of this Agreement shall run until the end of the Commitment Period.

Section 7.02 Termination by the Agent. The Agent may terminate the right of the Company to effect any Issuances under this Agreement:

(a) upon one Trading Day’s notice if any of the following events shall occur:

(i) the Company or any subsidiary shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for all or substantially all of its property or business; or such a receiver or trustee shall otherwise be appointed;

(ii) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any of its subsidiaries;

(iii) the Company shall fail to maintain the listing of the Common Stock on the Principal Markets; or

(iv) since the Effective Date, there shall have occurred any event, development or circumstances or facts relating to the Company, the Operating Partnership or any other subsidiary of the Company that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

(b) otherwise upon ten days’ notice of its election to terminate this Agreement, in its sole discretion, at any time.

Section 7.03 Termination by the Company. The Company shall have the right, by giving ten Trading Days’ notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. After delivery of such notice, the Company shall no longer have any right to deliver any Issuance Notices hereunder.

Section 7.04 Liability; Provisions that Survive Termination. If this Agreement is terminated pursuant to this Article VII, such termination shall be without liability of any party hereto to any other party hereto except as provided in Section 9.02 and for the Company’s obligations in respect of all prior Issuance Notices, and provided further that in any case the provisions of Article VI, Article VIII and Article IX shall survive termination of this Agreement without limitation.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES TO SURVIVE DELIVERY

All representations and warranties of the Company and the Operating Partnership herein or in certificates delivered pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agent and its officers, directors, employees and agents and any Controlling Persons, (ii) delivery and acceptance of the Common Shares and payment therefor or (iii) any termination of this Agreement.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Press Releases and Disclosure. The Company may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the Closing Date, and may file with the Commission a Current Report on Form 8-K describing the material terms of the transactions contemplated hereby, and the Company shall consult with the Agent prior to making such disclosures, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party hereto, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties.

Section 9.02 Expenses. The Company covenants and agrees with the Agent that the Company shall pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and independent registered public accounting firm in connection with the preparation, printing and filing of the Registration Statement, the Prospectus and any Issuance Supplements and all other amendments and supplements thereto and the mailing and delivering of copies thereof to the Agent and the Principal Exchanges; (ii) initial reasonable documented fees, disbursements and expenses of counsel of the Agent and the Alternative Sales Agents (including in connection with the qualification of the Common Shares for offering and sale under state securities laws as provided in Section 4.02 hereof and in connection with preparing any blue sky survey), in connection with this Agreement and the Registration Statement (not to exceed $150,000 plus the reasonable disbursements and expenses of such counsel); (iii) the cost (other than those expenses described in clause (ii) above) of printing, preparing or reproducing this Agreement and any other documents in connection with the offering, purchase, sale and delivery of the Common Shares; (iv) all filing fees and expenses (other than those expenses described in clause (ii) above) in connection with the qualification of the Common Shares for offering and sale under state securities laws as provided in Section 4.02 hereof; (v) the cost of preparing the Common Shares; (vi) the fees and expenses of any transfer agent of the Company; (vii) the cost of providing any CUSIP or other identification numbers for the Common Shares; (viii) the fees and expenses incurred in connection with the listing or qualification of the Common Shares on the Principal Market and any filing fees incident to any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Common Shares in connection with this Agreement and the Registration Statement (including the reasonable fees, disbursements and expenses of counsel for the Agent), and (ix) all other costs and expenses incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for in this Section. During the term of this Agreement, the Company shall pay the fees of counsel to the Agent and the other Sales Agents for its quarterly due diligence review (with the amount for such counsel not to exceed $25,000 plus reasonable disbursements and expenses per fiscal quarter or such higher amount as shall be agreed in good faith between the Company and the Agent in light of the relevant circumstances in such fiscal quarter, including whether more than one fiscal quarter has passed since the most recent due diligence review).

Section 9.03 Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or that are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice: (i) if to the Company or the Operating Partnership, addressed to them at: 555 East Lancaster Avenue, Radnor, Pennsylvania 19087, Attention: Chief Financial Officer, Facsimile No.: (610) 832-4919 and Attention: Legal Department, Facsimile No. (610) 832-4928, with a copy (which shall not constitute notice) to: Pepper Hamilton LLP, 3000 Two Logan Square, Eighteenth and Arch Streets, Philadelphia, Pennsylvania 19103, Attention: Michael H. Friedman, Esq., Facsimile No.: (215) 981-4750; and (ii) if to Jefferies LLC, 520 Madison Avenue, 16th Floor, New York, New York 10022, Facsimile No.: (646) 619-4437, with a copy (which shall not constitute notice) to: Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, Attention: Mark Brod, Esq., Facsimile No.: (215) 455-2502. Except as set forth in Section 5.03, notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or confirmed facsimile. Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the next business day following delivery of such notice to a reputable air courier service for next day delivery.

Section 9.04 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

Section 9.05 Amendment and Waiver. This Agreement may not be amended, modified, supplemented, restated or waived except by a writing executed by the party against which such amendment, modification, supplement, restatement or waiver is sought to be enforced. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

Section 9.06 No Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Company or the Operating Partnership or by the Agent. Any purported assignment or delegation of rights, duties or obligations hereunder shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and, to the extent provided in Article VI, the controlling persons, officers, trustees, directors, employees and agents referred to in Article VI. This Agreement is not intended to confer any rights or benefits on any Persons other than as set forth in Article VI or elsewhere in this Agreement.

Section 9.07 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this

Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

Section 9.08 Further Assurances. Each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement.

Section 9.09 Titles and Headings. Titles, captions and headings of the sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

Section 9.10 Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, INTERPRETED UNDER AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any action, suit or proceeding to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the Southern District of the State of New York or any New York state court located in the Borough of Manhattan, and the Company agrees to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) and each party waives (to the full extent permitted by law) any objection it may have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding has been brought in an inconvenient forum.

Section 9.11 Waiver of Jury Trial. The Company, the Operating Partnership and the Agent each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

Section 9.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

Section 9.13 Adjustments for Share Splits, etc. The parties acknowledge and agree that share related numbers contained in this Agreement (including the minimum Floor Price) shall be equitably adjusted to reflect share splits, share dividends, reverse share splits, combinations and similar events.

Section 9.14 No Fiduciary Duty. The Company and the Operating Partnership acknowledge and agree that the Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Common Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or the Operating Partnership or any other person and will not claim that the Agent is acting in such capacity in connection with the offering of the Common Shares contemplated hereby. Additionally, the Agent is not advising the Company or the Operating Partnership or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering of Common Shares contemplated hereby. The Company and the Operating Partnership shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Agent shall have no responsibility or liability to the Company or the Operating Partnership with respect thereto. Any review by the Agent of the Company, the Operating Partnership, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agent and shall not be on behalf of the Company or the Operating Partnership.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

BRANDYWINE REALTY TRUST

By:	/s/ Gerard H. Sweeney
	Name:	Gerard H. Sweeney
	Title:	President and Chief Executive Officer

BRANDYWINE OPERATING PARTNERSHIP, L.P.

	By:	Brandywine Realty Trust, its General Partner

	By:	/s/ Gerard H. Sweeney
		Name:	Gerard H. Sweeney
		Title:	President and Chief Executive Officer

JEFFERIES LLC

By:	/s/ John Ockerbloom
	Name:	John Ockerbloom
	Title:	Managing Director, Global Head of Real Estate, Gaming & Lodging Investment Banking

[Signature Page to Sales Agency Financing Agreement]

EXHIBIT A

ISSUANCE NOTICE

[DATE]

Jefferies LLC

520 Madison Avenue, 16th Floor

New York, New York 10022

Attn: Michael Judlowe, Phil Tedeschi and Josh Fuller

Reference is made to the Sales Agency Financing Agreement among Brandywine Realty Trust (the “Company”), Brandywine Operating Partnership, L.P. (the “Operating Partnership”) and Jefferies LLC dated as of January 10, 2017. The Company confirms that all conditions to the delivery of this Issuance Notice are satisfied as of the date hereof.

The Company and the Operating Partnership represent and warrant that each representation and warranty of the Company or the Operating Partnership, as the case may be, contained in the Sales Agency Financing Agreement is true and correct on the date hereof, and that the Registration Statement, the Prospectus and the General Disclosure Package, including the documents incorporated by reference therein, as of the date hereof, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

The Company hereby certifies that all conditions to the delivery of this Issuance Notice have been satisfied as of the date hereof. Effective Date of Delivery of Issuance Notice (determined pursuant to Section 2.03(b)):

Number of Days in Selling Period:

First Date of Selling Period:

Last Date of Selling Period:

Settlement Date(s):

Issuance Shares:

Selling Commission:	%

A-1

Floor Price Limitation (Adjustable by Company during the Selling Period, and in no event less than $1.00 per share): $             per share

Comments:

BRANDYWINE REALTY TRUST

By:
	Name:	Gerard H. Sweeney
	Title:	President and Chief Executive Officer

ACKNOWLEDGED:

BRANDYWINE OPERATING PARTNERSHIP, L.P.

By:	Brandywine Realty Trust, its General Partner

By:
		Name:	Gerard H. Sweeney
		Title:	President and Chief Executive Officer

A-2

EXHIBIT B

FORM OF OPINION OF PEPPER HAMILTON LLP,

COUNSEL FOR THE COMPANY

We have acted as counsel to Brandywine Realty Trust, a Maryland real estate investment trust (the “Company”), and Brandywine Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), in connection with the execution and delivery by the Company and the Operating Partnership of separate Sales Agency Financing Agreements dated as of January 10, 2017 (collectively the “Agreements”) among the Company, the Operating Partnership and, as the case may be, RBC Capital Markets, LLC, Barclays Capital Inc., Jefferies LLC and BNY Mellon Capital Markets, LLC (collectively the “Sales Agents”), and the filing by the Company with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s Registration Statement on Form S-3 (No. 333-195740) (together with the Incorporated Documents, the “Registration Statement”); the prospectus dated May 6, 2014 that is a part of the Registration Statement (the “Base Prospectus”); the prospectus supplement dated the date hereof and filed by the Company with the Commission on the date hereof (the “Prospectus Supplement”) relating to the sale by the Company of up to 16,000,000 common shares (the “Designated Shares”) of beneficial interest, $0.01 par value per share (the “Common Shares”), of the Company pursuant to the Agreements. The Base Prospectus and Prospectus Supplement, including all Incorporated Documents, are referred to herein as the “Prospectus” and together with the applicable Issuer Free Writing Prospectus(es), if any, issued prior to the delivery of this opinion as identified on Schedule I attached hereto, as the “General Disclosure Package.”

This opinion is delivered to you pursuant to Section 4.07 of the Agreements. Capitalized terms used herein but not otherwise defined herein have the meanings ascribed to them in the Agreements.

In connection with this opinion, we have examined the Agreements, the Registration Statement, the Base Prospectus, the Prospectus Supplement, originals, or copies reproduced or certified to our satisfaction, of such trust, corporate, limited liability and partnership organizational documents, agreements, records and other documents of the Company and each of the subsidiaries of the Company (in addition to the Operating Partnership) that the Company has advised us constitute all of its “significant subsidiaries” (as defined in Rule 405 under the Securities Act) (each of which significant subsidiaries is identified on Schedule II to this opinion (the “Significant Subsidiaries”)), the instruments and documents delivered at the closing of the transactions set forth in the Agreements, and such other documents, records and instruments as we have deemed necessary to form the basis for the opinions hereinafter expressed. We have also made such examination of laws, of certificates of public officials and of certificates of officers of the Company and the Operating Partnership, and investigations of fact, as we have deemed necessary to enable us to render this opinion. As to matters of fact relevant to the opinions herein expressed, we have assumed the accuracy and completeness of, and have relied solely upon, the representations and warranties of the Company and the Operating Partnership contained in the Agreements and in certificates of officers of the Company and the Operating Partnership and certificates of public officials.

Where matters are stated to be “to our knowledge”, “to our knowledge after due inquiry” or otherwise “known to us” or words of similar import, our knowledge is limited to the actual knowledge of those attorneys in our office who have participated in the transactions contemplated by the Agreements or who have represented the Company or the Operating Partnership in other matters, the review of documents provided to us by the Company and the Operating Partnership in connection with such transactions or other matters, and inquiries of officers and employees of the Company and the Operating Partnership. We have not independently verified the accuracy of the matters set forth in the written statements or certificates upon which we have relied, nor have we undertaken any lien, intellectual property, suit or judgment searches or searches of court dockets in any jurisdiction.

We have assumed: (i) the due execution and delivery, pursuant to due authorization, of the Agreements by the Sales Agents; (ii) the genuineness of the signatures of, and the authority of, persons signing the Agreements on behalf of the Sales Agents; (iii) the genuineness of all signatures and the authenticity and completeness of all records, certificates, instruments and documents submitted to us as originals; and (iv) the conformity to authentic originals of all records, certificates, instruments and documents submitted to us as certified, conformed, photostatic or facsimile copies thereof.

No opinion is rendered as to matters not specifically referred to herein and under no circumstances are you to infer from anything stated or not stated herein any opinion with respect to which such reference is not made.

We further have assumed that the consideration required to be paid for the issuance of (i) the outstanding Common Shares pursuant to resolutions of the Board of Trustees of the Company authorizing the issuance of those securities has, in fact, been paid to and received by the Company and (ii) the outstanding units of limited and general partnership interests of the Operating Partnership, and the outstanding shares of capital stock, beneficial interest and partnership interest, as applicable, in each of the Significant Subsidiaries has in fact been paid to and received by the Company.

This opinion is limited solely to matters governed by the laws of the State of Maryland, the State of New York, the Commonwealth of Pennsylvania, the Delaware General Corporation Law, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act and the federal laws of the United States, without regard to conflict or choice of law principles, and the references herein to laws, statutes and regulations shall be interpreted consistent with such limitation.

Based upon and subject to the foregoing and the qualifications and limitations set forth below, we are of the opinion that:

1. The Company has been duly formed and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, with trust power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus.

2. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with limited partnership power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus; the units of partnership interest in the Operating Partnership (“Units”) owned by the Company have been duly and validly authorized and have been duly and validly issued and are fully paid and free of any preemptive or other rights afforded by the Operating Partnership to subscribe for or purchase Units under applicable law or any agreement known to us; and the Units issuable to the Company in exchange for the contribution by the Company to the Operating Partnership of the net proceeds from the issuance and sale of the Designated Shares will, when such Units are issued and delivered as described in the General Disclosure Package and the Prospectus, be duly and validly issued and fully paid and free of any preemptive or other rights afforded by the Operating Partnership to subscribe for or purchase Units under applicable law or any agreement known to us.

3. Each of the Significant Subsidiaries has been duly incorporated, formed or organized and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of incorporation, formation or organization, with corporate, trust, limited liability company or partnership power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus; and all of the issued shares of capital stock, limited liability company interests, partnership interests or beneficial interests, as applicable, of each of the Significant Subsidiaries have been duly and validly authorized and issued, are fully paid and, as applicable, non-assessable. We have no reason to believe that the Company has any “significant subsidiaries” (as defined in Rule 405 under the Securities Act) other than the Significant Subsidiaries.

4. All of the issued beneficial interests of the Company have been duly and validly authorized and issued and are fully paid; and the Company is the sole general partner of the Operating Partnership and its percentage interest and ownership in the Operating Partnership is as set forth in the General Disclosure Package and the Prospectus as of the dates indicated therein.

5. The Company has been duly qualified or registered as a foreign trust for the transaction of business and is in good standing or subsisting under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or registration, except where the failure to so qualify or register or be in good standing or subsisting could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; the Operating Partnership has been duly qualified or registered as a foreign partnership for the transaction of business and is in good standing or subsisting under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification or registration, except where the failure to so qualify or register or be in good standing or subsisting could not reasonably be expected, individually or in the aggregate to have a Material Adverse Effect; and each other Significant Subsidiary has been duly qualified or registered as a foreign corporation or other entity for the transaction of business and is in good standing or subsisting under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or registration, except where the failure to so qualify or register or be in good standing or subsisting could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

6. The Designated Shares have been duly and validly authorized, and, when such Designated Shares are issued and delivered against payment therefor pursuant to the Agreements, such Designated Shares will be duly and validly issued, fully paid, non-assessable and free of any preemptive or other rights afforded by the Company to subscribe for or purchase the Common Shares under applicable law or any agreement known to us; the Common Shares, including the Designated Shares, conform, in all material respects, to the description thereof contained in the General Disclosure Package and the Prospectus , and the Designated Shares will conform, in all material respects, to the description thereof in the General Disclosure Package and the Prospectus; and the Designated Shares will have the rights set forth in the Company’s declaration of trust and by-laws, each, as then amended or supplemented (including the applicable provisions of the laws of Maryland governing real estate investment trusts).

7. To our knowledge and except as set forth in the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries (including, without limitation, the Operating Partnership) is a party, or of which any property of the Company or any of its subsidiaries (including, without limitation, the Operating Partnership) is the subject, which are required, individually or in the aggregate, to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus which are not fairly described therein as required; and, to our knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

8. The Agreements have been duly authorized, executed and delivered by the Company and the Operating Partnership.

9. Except as otherwise addressed in the paragraph immediately following the opinions expressed in paragraph 16, the issuance and sale of the Designated Shares pursuant to the Agreements, the compliance by the Company and the Operating Partnership with all of the provisions of the Agreements and the consummation of the transactions herein and therein contemplated do not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to us to which the Company or any of its subsidiaries (including, without limitation, the Operating Partnership) is a party or by which the Company or any of its subsidiaries (including, without limitation, the Operating Partnership) is bound or to which any of the property or assets of the Company or any of its subsidiaries (including, without limitation, the Operating Partnership) is subject, nor do such actions result in any violation of the provisions of the declaration of trust or the by-laws of the Company or the limited partnership agreement of the Operating Partnership, or any statute or any order, rule or regulation known to us of any court or governmental agency or body of the State of Delaware, Maryland or New York, the Commonwealth of Pennsylvania or the United States of America, in each case, having jurisdiction over the Company or any of its subsidiaries (including, without limitation, the Operating Partnership) or any of their properties.

10. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Designated Shares pursuant to the Agreements, or the consummation by the Company or the Operating Partnership of the other transactions contemplated by the Agreements, except such as have been obtained under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Designated Shares by the Sales Agents (as to which we express no opinion.)

11. The Registration Statement, the General Disclosure Package and the Prospectus (other than the financial statements and related notes and schedules and other financial data therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder.

12. The documents set forth on Schedule III attached hereto (other than the financial statements and related notes and schedules and other financial data therein, as to which we express no opinion) (the “Incorporated Documents”), when they were filed with the Commission or became effective, as the case may be, complied as to form in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

13. Neither the Company nor the Operating Partnership is, or upon the issuance and sale of the Designated Shares and the application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus will be, an “investment company” within the meaning of the Investment Company of 1940, as amended.

14. The statements made under the caption “Material Federal Income Tax Considerations” and “Material United States Federal Income Tax Consequences” in the General Disclosure Package and the Prospectus, insofar as they purport to constitute summaries of matters of U.S. federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

15. Commencing with its taxable year ended December 31, 1986, the Company has, since the effective date of its REIT election, been organized and operated in a manner so as to qualify for taxation as a REIT under the Internal Revenue Code of 1986, as amended, and the Company’s proposed method of operation will enable it to continue to qualify for taxation as a REIT.

16. The Registration Statement has become effective under the Securities Act; the Prospectus relating to the Designated Shares was filed with the Commission within the prescribed time periods pursuant to Rule 424(b) under the Securities Act; any Issuer Free Writing Prospectus relating to the Designated Shares was filed with the Commission within the prescribed time periods pursuant to Rule 433 under the Securities Act; and, to our knowledge, no stop order suspending the effectiveness of the Registration Statements has been issued or proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or threatened by the Commission.

We advise you that because the primary purpose of our engagement was not to establish or confirm factual matters or financial or accounting matters, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Prospectus or any amendments thereto (other than to the extent expressly set forth under paragraphs 6 and 14 above). Without limiting the foregoing, we assume no responsibility for and have not independently verified the accuracy, completeness or fairness of the financial statements and related notes and schedules and other financial data included in the Registration Statement, the General Disclosure Package or the Prospectus or any amendments thereto and have not examined the accounting or financial records from which such financial statements, notes, schedules and other financial data are derived. In connection with our engagement, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company, you and your counsel and representatives of the Sales Agents during which the contents of the Registration Statement, the General Disclosure Package and the Prospectus or any amendments thereto were discussed, and have also reviewed certain documents and records of the Company and the Operating Partnership.

Based upon such participation, discussions and reviews, we have no reason to believe that (i) as of its effective date, the Registration Statement (other than the financial statements and related notes and schedules and other financial data therein, as to which we express no belief) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) as of the date hereof, the General Disclosure Package (other than the financial statements and related notes and schedules and other financial data therein, as to which we express no belief) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or that, as of the time they were filed with the Commission or became effective, as the case may be, any of the Incorporated Documents, when they were so filed or became effective, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading. In addition, we are not aware of any amendment to the Registration Statement which is required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Registration Statement or the Prospectus or required to be described in the Registration Statement or the Prospectus that are not filed or incorporated by reference or described as required.

The opinions expressed in paragraphs 14 and 15 above are based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations thereunder (including proposed and temporary Treasury regulations) and interpretations of the foregoing as expressed in court decisions, legislative history and administrative determinations of the Internal Revenue Service (the “IRS”) (including its practices and policies in issuing private letter rulings, which are not binding on the IRS, except with respect to a taxpayer that receives such a ruling), all as of the date hereof. This opinion represents our best legal judgment with respect to the probable outcome on the merits and is not binding on the IRS or the courts. There can be no assurance that positions contrary to our opinion will not be taken by the IRS, or that a court considering the issues would not reach a conclusion contrary to such opinions. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the opinions expressed herein.

This opinion is given as of the date hereof and is based on laws and regulations as they exist and are construed as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may come to our attention after the date hereof, or any changes in laws or regulations that may occur after the date hereof. The Company’s qualification for taxation as a REIT depends upon the Company’s ability to meet, on a continuing basis, through actual annual operating and other results, the requirements of the Code, including the requirements with regard to the sources of its gross income, the composition of its assets, the level of its distributions to shareholders and the diversity of its share ownership. We will not review the Company’s compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company’s operations, the sources of its income, the nature of its assets, the level of its distributions to shareholders and the diversity of its share ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

This opinion is rendered only to the addressees set forth above and is solely for the benefit of such addressees and may not be quoted to or relied upon by any other person or entity without the express written prior consent of a partner of this firm. Notwithstanding the foregoing, Simpson Thacher & Bartlett LLP, counsel to the Sales Agents, may rely on this opinion for the sole purpose of rendering its legal opinion to the Sales Agents pursuant to the Agreements.

SCHEDULE 1

JEFFERIES LLC

Michael Judlowe,

Managing Director – ECM

Telephone:	(212) 323-7515
E-mail:	mjudlowe@jefferies.com
Address:	520 Madison Avenue, 2nd Floor New York, NY, 10022

Phil Tedeschi

Senior Vice President - ECM

Telephone:	(212) 284-3402
E-mail:	ptedeschi@jefferies.com
Address:	520 Madison Avenue, 2nd Floor New York, NY, 10022

Josh Fuller

Managing Director – Real Estate Investment Banking

Telephone:	(704) 943-7446
E-mail:	jfuller@jefferies.com
Address:	520 Madison Avenue, 2nd Floor New York, NY, 10022

BRANDYWINE REALTY TRUST and

BRANDYWINE OPERATING PARTNERSHIP, L.P.

Gerard H. Sweeney

President and Chief Executive Officer

Telephone:	(610) 832-7701
Facsimile:	(610) 832-4919
E-mail:	jerry.sweeney@bdnreit.com
Address:	555 East Lancaster Avenue
Radnor, Pennsylvania 19087

Thomas E. Wirth

Executive Vice President and Chief Financial Officer

Telephone:	(610) 832-7434
Facsimile:	(610) 832-4919
E-mail:	tom.wirth@bdnreit.com
Address:	555 East Lancaster Avenue
Radnor, Pennsylvania 19087

S-1